EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Avistar Communications Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-115755, 333-43944 and 333-63914) on Form S-8 of Avistar Communications Corporation of our report dated January 28, 2005, except as to Note 2, which is as of April 26, 2006, with respect to the consolidated balance sheet of Avistar Communications Corporation and subsidiaries as of December 31, 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2004, and the related financial statement schedule, which report appears in the December 31, 2005 Annual Report on Form 10-K of Avistar Communications Corporation. Our report indicates that the consolidated balance sheet of Avistar Communications Corporation and subsidiaries as of December 31, 2004, and the related consolidated statements of operations and cash flows for the year then ended have been restated.

/s/ KPMG LLP
Mountain View, California
April 26, 2006